Q1
PORTFOLIO NAME                                  TRADE DATE      SECURITY                     AFFILIATED UNDERWRITER

EQ/Mercury Basic Value Equity                   02/08/01        KPMG Consulting              Merrill Lynch

EQ/Mercury Basic Value Equity                   02/23/01        CNOOC Limited                Merrill Lynch

Q2
PORTFOLIO NAME                                  TRADE DATE      SECURITY                     AFFILIATED UNDERWRITER

EQ/Aggressive Stock Portfilio                   04/24/01        Aquila Energy                Bank of America Securities
                                                05/17/01        Global Power                 Bank of America Securities
                                                05/17/01        Instinet                     Bank of America Securities

EQ/Morgan Stanley Emerging Markets              06/12/01        Embracr Aircraft ADR         Morgan Stanley & Co. Inc.

EQ/Lazard Small Cap Value                       06/12/01        General Marine               Lazard Freres & Co.

